Exhibit 32.1

Certification Pursuant to 18 U.S.C. §1350, as Adopted Pursuant to §906 of the Sarbanes-Oxley Act of 2002

Each of the undersigned hereby certifies pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of Sangamo BioSciences, Inc. (the “Company”), that:

(1) the Annual Report of the Company on Form 10-K for the year ended December 31, 2010, as filed with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Edward O. Lanphier II
Edward O. Lanphier II
President, Chief Executive Officer and Director
(Principal Executive Officer)
February 16, 2011

/s/ H. Ward Wolff
H. Ward Wolff
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)
February 16, 2011